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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): August 17, 2006

                        INTERVEST BANCSHARES CORPORATION
               (Exact Name of Registrant as Specified in Charter)

          Delaware                  000-23377               13-3699013
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(State or other jurisdiction       (Commission             (IRS Employer
      of incorporation)            File Number)        Identification Number)


     1 Rockefeller Plaza, Suite 400 New York, New York      10020-2002
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         (Address of Principal Executive Offices)           (Zip Code)


       Registrant's Telephone Number Including Area Code:  (212) 218-2800
                                                           --------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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SECTION  1  -  REGISTRANT'S  BUSINESS  AND  OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 17, 2006, the Board of Directors of Intervest Bancshares Corporation (the "Company") approved a one year extension of the employment agreements of the following officers of Intervest National Bank, its wholly-owned subsidiary, such renewal term to commence on January 1, 2007, and such extension to be upon the same terms and conditions as set forth in the existing agreements, provided that the annual base salaries would be increased to the following amounts, such salary increases to likewise be effective as of January 1, 2007: Keith A. Olsen, President, Florida Division - $275,000; Raymond Sullivan, President, New York Division - $195,000; and John J. Arvonio, Chief Financial Officer - $195,000.

SECTION  5  -  CORPORATE  GOVERNANCE  AND  MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On August 17, 2006, Lowell S. Dansker, age 55, was elected Chairman of the Board and Chief Executive Officer of the Company and John J. Arvonio, age 43, was elected Chief Financial Officer. Mr. Dansker previously served as Vice Chairman of the Board since October 2003 and as President and Treasurer since 1993. He will continue to serve as President of the Company. Mr. Arvonio has served as Senior Vice President, Chief Financial Officer and Secretary of Intervest National Bank, a wholly-owned subsidiary of the Company, since September 2000 and he will continue to serve in those capacities.

SECTION  7  -  REGULATION  FD

ITEM  7.01  REGULATION  FD  DISCLOSURE

As a result of the recent death of Jerome Dansker, the Company's former Chairman and Chief Executive Officer, the Company and its wholly-owned subsidiary, Intervest Mortgage Corporation, will be required to make payments to the estate of Mr. Dansker pursuant to the terms and conditions of his employment agreements. Those payments, which will be in the aggregate amount of approximately $1.9 million, will be made in the third fiscal quarter of the Company and will be reflected in the results of operations of the Company for that quarter. The Company also intends to issue up to $10 million principal amount of its Trust Preferred Securities in the third quarter of this year, the proceeds of which, together with $5 million of available cash, will be applied to the retirement of $15.0 million principal amount of outstanding Trust Preferred Securities. The issuance remains subject to the execution of definitive agreements and the approval of the Federal Reserve. The Trust Preferred Securities will not be registered under the Securities Act, and may not be resold in the United States absent registration or an exemption from registration. The Company expects to achieve a significant reduction in the interest rates on its outstanding Trust Preferred Securities in connection with the new issuance. If the issuance proceeds, the Company also expects to record accelerated recognition of deferred amortization costs associated with the original Trust Preferred Securities issuance of approximately $400,000 in its third fiscal quarter.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    INTERVEST BANCSHARES CORPORATION


Date: August 22, 2006               By: /s/ Lowell S. Dansker
                                        ----------------------------------
                                        Lowell S. Dansker, Chairman, President
                                        and Chief Executive Officer
                                        (Principal Executive Officer)